Exhibit 8.01

List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
PDF Participações Ltda.	Brazil	PDF Participações Ltda.
Vip S.A. Emp.Part. Imobiliárias (i)	Brazil	Vip S.A. Emp.Part. Imobiliárias
Estabelecimento Levino Zaccardi y Cia. S.A.	Argentina	Estabelecimento Levino Zaccardi y Cia. S.A.
Avipal S.A. Construtora e Incorporadora (a)	Brazil	Avipal S.A. Construtora e Incorporadora
Avipal Centro–oeste S.A. (a)	Brazil	Avipal Centro–Oeste S.A.
UP! Alimentos Ltda.	Brazil	UP! Alimentos Ltda.
Perdigão Trading S.A. (a)	Brazil	Perdigão Trading S.A.
BRF GmbH	Austria	BRF GmbH
Perdigão Europe Ltd.	Portugal	Perdigão Europe Ltd.
Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd
BFF International Ltd.	Cayman Islands	BFF International Ltd.
Highline International Ltd. (a)	Cayman islands	Highline International Ltd.
Plusfood Germany GmbH	Germany	Plusfood Germany GmbH
Perdigão France SARL	France	Perdigão France SARL
Plusfood Holland B.V.	Netherlands	Perdigão Holland B.V.
Plusfood Groep B.V	Netherlands	Plusfood Groep B.V
Plusfood B.V	Netherlands	Plusfood B.V
Plusfood UK Ltd.	United Kingdom	Plusfood UK Ltd.
Plusfood Wrexham Ltd. (g)	United Kingdom	Plusfood Wrexham Ltd.
Plusfood Iberia SL	Spain	Plusfood Iberia SL
Plusfood Italy SRL	Italy	Plusfood Italy SRL
BRF Brasil Foods Japan KK	Japan	BRF Brasil Foods Japan KK
BRF Brasil Foods PTE Ltd.	Singapore	BRF Brasil Foods PTE Ltd.
Plusfood Hungary Trade and Service LLC	Hungary	Plusfood Hungary Trade and Service LLC
Acheron Beteiligung–sverwaltung GmbH (b)	Austria	Acheron Beteiligung–sverwaltung GmbH
Xamol Consultores Serviços Ltda. (a)	Portugal	Xamol Consultores Serviços Ltda.
BRF Brasil Foods Africa Ltd.	South Africa	BRF Brasil Foods Africa Ltd.
Sadia International Ltd. (i)	Cayman Islands	Sadia International Ltd.
Sadia S.A. (h)	Brazil	Sadia S.A.

Sadia Uruguay S.A.	Uruguay	Sadia Uruguay SA.
Sadia Chile S.A. (c)	Chile	Sadia Chile S.A.
Sadia Alimentos S.A. (d) (i)	Argentina	Sadia Alimentos S.A.
Sadia U.K. Ltd.	United Kingdom	Sadia U.K. Ltd.
Sadia Overseas Ltd. (i)	Cayman Islands	Sadia Overseas Ltd.
Sadia GmbH (i)	Austria	Sadia GmbH
Wellax Food Logistics C.P.A.S.U. Lda.	Madeira Island, Portugal	Wellax Food Logistics C.P.A.S.U, Lda.
Sadia Foods GmbH	Germany	Sadia Foods GmbH
Qualy B.V. (b)	Netherlands	Qualy B.V.
Badi Ltd.	Dubai	Badi Ltd.
AL-Wafi	Saudi Arabia	AL-Wafi
BRF Foods LLC	Russia	BRF Foods LLC
Rising Star Food Company Ltd.	China	Rising Star Food Company Ltd.
Quickfood S.A.	Argentina	Quickfood S.A.
K&S Alimentos S.A. (i)	Brazil	K&S Alimentos S.A.
Heloísa Ind. e Com. de Produtos Lácteos Ltda. (f)	Brazil	Heloísa Ind. e Com. de Produtos Lácteos Ltda.
Avex S.A. (e)	Argentina	Avex S.A.
Flora Dánica S.A. (e)	Argentina	Flora Dánica S.A.
Flora San Luis S.A. (e)	Argentina	Flora San Luis S.A.
GB Dan S.A. (e)	Argentina	GB Dan S.A.
BRF Suínos do Sul Ltda (j)	Brazil	BRF Suínos do Sul Ltda.
Nutrifont Alimentos S.A. (k)	Brazil	Nutrifont Alimentos S.A.

(a)           Dormant companies.

(b)           The wholly-owned subsidiary Acheron Beteiligung GmbH has 100 direct subsidiaries in Madeira Island, Portugal, which interest amounted to R$2,169  thousand; and the wholly-owned subsidiary Qualy B.V. has 48 subsidiaries in The Netherlands, which interest amounted to R$10,597 thousand. Both subsidiaries were incorporated to operate in the European market, which applies import quotas for poultry and turkey meat, and to increase the Company's market participation.

(c)           Acquisition of remaining shares, held by non-controlling shareholders, equivalent to 40.0% of the capital stock, on September 2011.

(d)           Exchange of capital stock within companies in the group on September 2011.

(e)           Acquired on October 2011. Increasing of share participation on December 2012.

(f)            Acquired on December 2011.

(g)           The shares of Plusfood Wrexham Ltd.  (new name of Fribo Foods Ltd.), which were fully held by the wholly-owned subsidiary Plusfood Finance UK Ltd., were transferred to the wholly-owned subsidiary Plusfood Groep B.V. on June 7, 2010.

(h)           Incorporated on December 31, 2012.

(i)            Change of Shareholder on December 31, 2012.

(j)            Acquisition of shares on October 10, 2012.

(k)           Acquisition of shares on November 5, 2012.